Exhibit 99.1

[LOGO]

                              FOR IMMEDIATE RELEASE

CONTACT:

George Morgenstern, CEO
DATA SYSTEMS & SOFTWARE INC.
(201) 529-2026 E-mail: george@dssiinc.com

                     DATA SYSTEMS & SOFTWARE INC. ANNOUNCES
                  RESULTS FOR THE YEAR ENDED DECEMBER 31, 2004

Mahwah, New Jersey - April 1, 2005 -- Data Systems & Software Inc. (OTCBB: DSSI) today announced results for the year ended December 31, 2004.

         The results for the year ended December 31, 2004 announced today, reflect the lower overall level of operations reported in 2004, due to the Company no longer fully consolidating Comverge commencing the second quarter of 2003. However, the Company continues to include Comverge's results in the Company's consolidated results on an equity basis and Comverge has continued to account for a majority of the Company's losses.

         The Company reported a net loss of $1.2 million for the year ended December 31, 2004, an 81% improvement over the net loss of $6.3 million for the year ended December 31, 2003. Sales for the year 2004 decreased to $30.1 million from 2003 sales of $35.0 million, due almost entirely to the inclusion in 2003 of Comverge's $4.7 million of first quarter sales; commencing the second quarter of 2003, the Company no longer consolidated Comverge's operations. Sales in the Company's two consolidated operating segments did not change significantly.

         The decrease in gross profit, to $6.5 million in 2004 from $7.1 million in 2003, was entirely attributable to the inclusion of Comverge's gross profit of $1.3 million in the first quarter of 2003. This decrease was partially offset by an increase in gross profit in both of the Company's consolidated segments, as a result of improved margins in both segments. In the software consulting and development segment the gross profit margin increased to 23% in 2004 from 21% in 2003, and in the computer hardware sales segment gross profit margin increased to 20% in 2004 from 17% in 2003. The consolidated gross profit margin improved, as the improvement in the company's operating segments more than offset the negative impact of the Company's no longer consolidating Comverge's relatively higher margin sales.

         The decrease in selling, marketing, general and administrative expenses ("SMG&A") in 2004 as compared to 2003, was primarily attributable to the fact that SMG&A in the 2003 period included $2.2 million of Comverge's SMG&A; since the second quarter of 2003, the Company no longer consolidates Comverge's operations. The remaining decrease in SMG&A was due to a decrease in SMG&A in the Company's software consulting and development segment as well as decreased corporate general and administrative expenses.

         The decrease in interest expense, net, was primarily attributable to completing the accretion of discounts and the amortization of related costs in connection with convertible debt and warrants in the first few months of 2003, which accounted for almost one-half of these expenses in 2003. Interest expense also decreased as a result of the continued reduction of the Company's outstanding bank debt balance, as well as reductions in interest rates throughout 2003 and 2004.

         The Company's share in Comverge's losses, whose results are accounted for on an equity basis as of the second quarter of 2003, decreased to $1.2 million in 2004 from $1.8 million in 2003. Comverge's net loss was $9.3 million and $8.0 million in 2004 and in the nine month period ended December 31, 2003, respectively. The decrease in the Company's share of Comverge's losses was attributable to the continued reduction in the Company's percentage of Comverge's preferred share equity, due to dilution as a result of investments by others and the Company's sale of a portion of its Comverge preferred shares in September 2004 for approximately $1.0 million, resulting in a gain of $0.7 million.

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

         Since the Company had not recorded revenues from its US-based consulting business since the latter part of 2003, during the second quarter of 2004, the Company discontinued its efforts to reestablish this business as it was previously conducted. As a result, the Company recorded a gain from discontinued operations of $0.3 million in 2004. The Company's 2003 results were not restated to reflect the discontinuance of this operation, as the presentation of that year's results would not be materially different.

         George Morgenstern, Chairman, President and Chief Executive Officer of DSSI commented: "During 2004 we continued to improve our operating results to the point that, excluding our equity losses from Comverge, our consolidated operations are operating at a profit. We look forward to continuing that trend. Our Comverge affiliate continues to grow and increase its backlog, and we look forward to seeing the impact on Comverge's bottom line results." Mr. Morgenstern also commented on the recently announced agreement in principle to sell dsIT: "I was extremely pleased to have been able to announce the agreement in principle for the sale of our dsIT subsidiary to Matrix IT Ltd. We are now in the due diligence and documentation process for the transaction and hope to close it sometime in the second quarter of this year."

         Data Systems & Software Inc. (OTCBB: DSSI) is a provider of software consulting and development services, and is an authorized direct seller and value added reseller of computer hardware. In addition, its Comverge Inc. equity affiliate provides energy intelligence solutions to utilities. Additional information about DSSI is available at www.dssiinc.com.

This press release includes forward-looking statements, which are subject to risks and uncertainties. This press release includes forward-looking statements, which are subject to risks and uncertainties. Actual results may vary from those projected or implied by such forward-looking statements. The ability of the Company to maintain profitable operations in its consolidated operating segments is subject to risks and uncertainties related to conditions in the market for computer hardware and IT solutions markets. There is no assurance that the Company will be able to maintain profitable operations from the operations of its consolidated operating segments over the short or long term. The ability of Comverge to continue to grow and improve its results is subject to risks associated with conditions in the market for energy intelligence solutions, including competition and the pace and consequences of deregulation. The consummation of the transaction for the sale of dsIT referred to in this release is subject to (i) satisfactory completion by Matrix of its due diligence investigation of dsIT, (ii) negotiation and execution of a definitive agreement, and (iii) the receipt of all necessary corporate and other approvals. The actual consideration to be paid by Matrix for the dsIT shares, and the amount that the Company may receive in connection with the transaction, is subject to adjustment. There is no assurance that the transaction will be consummated on the terms previously announced or at all. A more complete discussion of risks and uncertainties which may affect the accuracy of these statements and the Company's business generally is included in "Business--Factors Which May Affect Future Results" in the Company's most recent Annual Report on Form 10-K as filed by the Company with the Securities and Exchange Commission.



                                  Tables Follow


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

                  DATA SYSTEMS & SOFTWARE INC. AND SUBSIDIARIES
                           Consolidated Balance Sheets
                                 (in thousands)

                                          ASSETS                                                  As of December 31,
                                                                                            -----------------------------
                                                                                                 2003            2004
                                                                                             ------------    ------------
                                                                                                             (unaudited)
                                                                                                              ------------
Current assets:
    Cash and cash equivalents ............................................................   $      1,213    $        685
        Short-term bank deposits .........................................................             --              72
         Restricted cash .................................................................            351             354
         Accounts receivable, net ........................................................          6,425           6,069
         Unbilled work-in-process ........................................................            628             533
         Inventory .......................................................................             88              61
         Other current assets ............................................................            661             540
                                                                                             ------------    ------------
          Total current assets ...........................................................          9,366           8,314

 Investment in Comverge ..................................................................             68              --
 Property and equipment, net .............................................................            814             649
 Other assets ............................................................................            613             737
 Funds in respect of employee termination benefits .......................................          2,379           2,836
 Goodwill ................................................................................          4,430           4,408
 Other intangible assets, net ............................................................            114              81
                                                                                             ------------    ------------
          Total assets ...................................................................   $     17,784    $     17,025
                                                                                             ============    ============
                           LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
         Short-term bank credit ..........................................................   $        968    $        729
         Current maturities of long-term debt ............................................            659             466
    Trade accounts payable ...............................................................          2,586           2,283
         Accrued payroll, payroll taxes and social benefits ..............................          1,451           1,735
         Other current liabilities .......................................................          2,973           2,227
                                                                                             ------------    ------------
          Total current liabilities ......................................................          8,637           7,440
                                                                                             ------------    ------------

Long-term liabilities:
    Investment in Comverge ...............................................................             --           1,444
         Long-term debt ..................................................................            632             201
         Liability for employee termination benefits .....................................          3,721           4,279
         Other liabilities ...............................................................            227              65
                                                                                             ------------    ------------

             Total long-term liabilities .................................................          4,580           5,989
                                                                                             ------------    ------------

Commitments and contingencies (Note 11)
 Minority interests ......................................................................          1,367           1,471
                                                                                             ------------    ------------
Shareholders' equity:
        Common stock - $0.01 par value per share:
   Authorized - 20,000 shares; Issued - 8,741 and 8,937 shares
             for December 31, 2003 and 2004, respectively ................................             87              88
         Additional paid-in capital ......................................................         39,595          39,733
         Warrants ........................................................................            461             461
         Deferred compensation ...........................................................             --             (59)
         Accumulated deficit .............................................................        (33,069)        (34,290)
 Treasury stock, at cost - 839 and 821 shares for December 31, 2003 and 2004, respectively         (3,874)         (3,791)
    Accumulated other comprehensive loss .................................................             --             (17)
                                                                                             ------------    ------------
     Total shareholders' equity ..........................................................          3,200           2,125
                                                                                             ------------    ------------
          Total liabilities and shareholders' equity .....................................   $     17,784    $     17,025
                                                                                             ============    ============


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

                  DATA SYSTEMS & SOFTWARE INC. AND SUBSIDIARIES
                      Consolidated Statements of Operations
                      (in thousands, except per share data)


                                                                            Year ended December 31,
                                                                           --------------------------
                                                                            2003*             2004
                                                                         ------------    ------------
                                                                                         (unaudited)
                                                                                         ------------
Sales:
   Products ..........................................................   $     22,006    $     18,034
        Services .....................................................          9,791           8,991
        Projects .....................................................          3,237           3,088
                                                                         ------------    ------------
               Total sales ...........................................         35,034          30,113
                                                                         ------------    ------------
Cost of sales:
        Products .....................................................         18,201          14,609
        Services .....................................................          6,997           6,692
      Projects .......................................................          2,778           2,286
                                                                         ------------    ------------
               Total cost of sales ...................................         27,976          23,587
                                                                         ------------    ------------

           Gross profit ..............................................          7,058           6,526

Operating expenses:
    Research and development expenses ................................            153              30
    Selling, marketing, general and administrative expenses ..........         10,498           7,369
                                                                         ------------    ------------

               Total operating expenses ..............................         10,651           7,399
                                                                         ------------    ------------

     Operating loss ..................................................         (3,593)           (873)

Interest income ......................................................             61              84
Interest expense .....................................................           (788)           (175)
Other income (expense), net ..........................................           (475)            197
                                                                         ------------    ------------

     Loss before taxes on income .....................................         (4,795)           (767)
Taxes on income ......................................................             (1)            126
                                                                         ------------    ------------
 Loss from operations of the Company and its consolidated subsidiaries         (4,794)           (893)
Share in losses of Comverge ..........................................         (1,752)         (1,242)
Gain on sale of shares in Comverge ...................................             --             705
Minority interests ...................................................            264             (90)
                                                                         ------------    ------------
     Net loss from continuing operations .............................         (6,282)         (1,520)
Net income (loss) from discontinued operations, net of tax ...........             --             348
                                                                         ------------    ------------

Net loss .............................................................   $     (6,282)   $     (1,172)
                                                                         ============    ============

Basic and diluted net income (loss) per share:
   Loss per share from continuing operations .........................   $      (0.89)   $      (0.24)
   Discontinued operations ...........................................             --            0.04
                                                                         ------------    ------------
   Net loss per share ................................................   $      (0.89)   $      (0.20)
                                                                         ============    ============
Weighted average number of shares
              outstanding - basic and diluted ........................          7,738           7,976
                                                                         ============    ============

* Results for 2003 were not restated to reflect the discontinuation in 2004 of the Company's US software consulting operation since the presentation for 2003 would not have been materially different than originally reported.

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